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                               WACHOVIA BANK, N.A.


                           SEA PINES ASSOCIATES, INC.
                                       AND
                             SEA PINES COMPANY, INC.
                             MASTER CREDIT AGREEMENT





                                OCTOBER 31, 1998


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                                TABLE OF CONTENTS

ARTICLE I.        DEFINITIONS..............................................  1

ARTICLE II.       CROSS COLLATERALIZATION, CROSS DEFAULT, AND
                  JOINT AND SEVERAL LIABILITY..............................  10

ARTICLE III.      THE REVOLVING LOAN FACILITY .............................  10

ARTICLE IV.       THE SEASONAL LINE OF CREDIT FACILITY ....................  16

ARTICLE V.        THE TERM LOAN FACILITY...................................  17

ARTICLE VI.       CONDITIONS PRECEDENT.....................................  19

ARTICLE VII.      REPRESENTATIONS AND WARRANTIES...........................  20

ARTICLE VIII.     BORROWER'S AFFIRMATIVE COVENANTS.........................  22

ARTICLE IX.       BORROWER'S NEGATIVE COVENANTS............................  30

ARTICLE X.        EVENTS OF DEFAULT........................................  34

ARTICLE XI.       REMEDIES.................................................  36

ARTICLE XII.      MISCELLANEOUS PROVISIONS.................................  38

SCHEDULE I        COMPLIANCE CERTIFICATE...................................  S-1

SCHEDULE II       ASSET RELEASE SCHEDULE...................................  S-3



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         THIS MASTER CREDIT AGREEMENT is entered into as of October 31, 1998 by
SEA PINES ASSOCIATES, INC. and SEA PINES COMPANY, INC., both corporations organized and existing under the laws of the State of South Carolina (collectively the "Borrower") and WACHOVIA BANK, N.A., a national banking association (the "Bank").

         WHEREAS, the Borrower and the Bank desire to establish uniform agreements, obligations, covenants and other matters for all Obligations, as defined, whether now existing or hereinafter arising, owed to the Bank and to collateralize and cross-default all said Obligations, as defined.

         WHEREAS, the Borrower and the Bank also desire to re-establish, re-state and modify: (1) the Borrower's term loan facility in an amount up to Eighteen Million Five Hundred Thousand Dollars ($18,500,000) (the "Term Loan Facility"); (2) the Borrower's revolving line of credit facility in an amount up to Fifteen Million Dollars ($15,000,000) (the "Revolving Line of Credit Facility"); and (3) the Borrower's seasonal line of credit facility in an amount up to Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Seasonal Line of Credit Facility").

         NOW, THEREFORE, in consideration of these premises and the following promises and undertakings, the Bank and the Borrower agree as follows:


                             ARTICLE I. DEFINITIONS


         1.01 The following terms shall have the following meanings unless the context otherwise expressly requires:

                  (a) "Adjusted LIBOR Index" for an applicable Interest Period shall mean a rate per annum equal to the quotient obtained by dividing (i) the applicable "LIBOR Index" for such Interest Period by (ii) 1.00 minus the "Eurodollar Reserve Percentage."

                  (b) "Advance" means each advance, re-advance or loan made to the Borrower in accordance with this Agreement in any amount designated by the Borrower.



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                  (c) "Approved Project" means development and construction
projects undertaken by the Borrower located on the Secured Properties which have been underwritten and approved in writing by the Bank.

                  (d) "Applicable Margin" as to each Note shall mean One and 50/100 percent (1.50%) (150 basis points); provided, that for the Revolving Line of Credit Note and the Term Loan Note, the Applicable Margin shall be adjusted to the percentage indicated below for each fiscal quarter based on the Borrower's DSC Ratio (as defined in ss. 8.02 hereof) for the previous fiscal quarter:


                          DSC Ratio                 Applicable Margin
                          ---------                 -----------------
                          <  1.50                   1.50% (150 basis points)
                          => 1.50 but <1.75         1.35% (135 basis points)
                          => 1.75                   1.25% (125 basis points)

         The Applicable Margin shall be adjusted as of the first Business Day of each fiscal quarter based upon the quarterly Compliance Certificate required by
Section 8.01(d) hereof and shall be applicable to the entire then-current fiscal quarter, including any necessary retroactive adjustment to the first Business Day of such quarter, and until adjusted as of the first Business Day of the next fiscal quarter based on the next quarterly Compliance Certificate.

         Notwithstanding the foregoing, in the event the above required certificate is not received by the Bank within the time period required hereby, the Applicable Margin shall automatically be 1.50% for the entire then-current fiscal quarter, including a retroactive adjustment to the first Business Day of such fiscal quarter, and for each subsequent fiscal quarter until such a certificate is timely received and the Applicable Margin shall not be adjusted until the first Business Day of the next fiscal quarter following receipt of said certificate.



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                  (e) "Assignment Modification" means modification to the
outstanding Assignments granted to the Bank modified so as to cross-collateralize and secure the Obligations, as well as provide for cross-default with the Obligations and other modifications.

                  (f) "Assignments" mean the Assignment of Rents, Leases and Profits, the Collateral Assignment of Contracts, the Assignment of Tournament Contracts and Agreements, the Assignment of Permits and Licenses, the Collateral Assignment of Rights and Easements, the Collateral Assignment of Trademarks, Trade Names, Intangibles and Proprietary Rights, the Security Agreement, and the Stock Pledge, all dated November 17, 1987, as amended by the Assignment Modification and other amendments and all other assignments and pledges granting security interests to the Bank in the Secured Personalty.

                  (g) "Collateral" means the Secured Properties and the Secured Personalty and any and all other security or collateral now or hereafter pledged to the Bank to secure the Obligations.

                  (h) "Commitment Letter" means the Bank's letter of September 9, 1998 to the Borrower regarding the Facilities.

                  (i) "Default Rate" shall mean the then applicable Adjusted LIBOR Index plus the Applicable Margin and an additional Two (2.00%) percent (200 basis points).

                  (j) "Documents" mean this Agreement, the Notes, the Mortgages, the Commitment Letter, the Assignments, the ISDA Agreement, the FMA Agreement and all other documents, instruments, financing statements, certificates and other items deemed reasonably necessary to document or evidence the Advances or the Obligations, all of which are incorporated herein as if set forth in full.

                  (k) "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum



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reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (as adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage).

                  (l) "FMA Agreement" means that certain agreement dated May 30, 1997 entered into by and between the Bank and the Borrower relating to the automated investing and borrowing feature of the Seasonal Line of Credit Facility.

                  (m) "Facilities" mean the Term Loan Facility, the Revolving Line of Credit Facility and the Seasonal Line of Credit Facility, as set forth herein.

                  (n) "Facility Fee" means a fee of $10,000 paid annually by the Borrower to the Bank for the Revolving Line of Credit Facility and any additional fees charged for any extension of any of the Facilities, which fees shall be fully earned when paid and nonrefundable.

                  (o) "Fiscal Year" means November 1 to October 31.

                  (p) "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                  (q) "Hazardous Materials" mean and shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other hazardous substance or material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the South Carolina Hazardous Waste Management Act, the South Carolina Pollution



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Control Act, and in the regulations adopted and publications promulgated pursuant to any such laws.

                  (r) "ISDA Agreement" means any agreements and related schedules and transactions executed by and between the Borrower and the Bank in connection with any interest rate derivative product; including, but not limited to, an interest rate swap transaction, interest rate cap transaction, interest rate floor transaction, interest rate collar transaction or other similar transaction.

                  (s) "Interest Period" for the Term Note and the Seasonal Line of Credit Note shall mean each successive calendar month, with the first Interest Period being the period from the date of the applicable Note until the last day of that calendar month. For the Revolving Line of Credit Note, "Interest Period" shall mean each successive one, two, three, six or twelve month period commencing as of the first day of each calendar month, as selected from time to time by the Borrower in accordance with ss. 3.02 below.

                  (t) "Interest Rate" means the rate of interest as to any Advance or Obligation as specified in each of the Notes, this Agreement or other Documents.

                  (u) "LIBOR Index" shall mean for the applicable Interest Period the rate per annum, at which deposits of United States dollars with maturities comparable to the applicable Interest Period, that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits), determined as of 11:00 a.m. (London time) (rounded upward to the next higher of 1/10,000 of 1%), two
(2) business days prior to the commencement of the applicable Interest Period. If the Bank should at any time determine that it is not possible to determine the LIBOR Index or that the LIBOR Index is no longer available, then the applicable Note(s) shall continue to bear interest at the rate in effect during the last Interest



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Period in which the LIBOR Index was available or determinable until the beginning of the next Interest Period in which the LIBOR Index is available or determinable.

                  (v) "Material Agreement" means any agreement, lease, contract or other instrument creating liabilities (whether actual or contingent) or revenues (whether actual or projected) for the Borrower in excess of $250,000.00 within any Fiscal Year.

                  (w) "Material Adverse Effect" means an event or action which would impair the ability of either the Borrower or Sea Pines Real Estate Company, Inc. to carry on its business substantially as now conducted or would materially and adversely affect the financial condition, business or operations of either the Borrower or Sea Pines Real Estate Company, Inc. or has a material impact on the intended uses or the valuation of the Collateral.

                  (x) "Mortgage Modifications" mean modifications to the outstanding Mortgages granted to the Bank modified to extend the maturity dates, cross-collateralize and secure the Obligations, as well as provide for cross-default with the Obligations and other modifications.

                  (y) "Mortgages" mean the Bank's first lien mortgage, security agreement and fixture filing(s) as applicable encumbering the Secured Properties (as hereinafter defined), as modified by the Mortgage Modifications, including, without limitation, the following:

                           (i) Mortgage, Security Agreement and Financing
Statement dated November 17, 1987 as amended;

                           (ii) Mortgage and Security Agreement dated January
17, 1992 as amended; and

                           (iii) Mortgage, Security Agreement and Financing
Statement dated October 15, 1993 as amended.

                  (z) "Notes" mean all promissory notes of the Borrower or any Subsidiary, whether now existing or hereafter arising, evidencing the Obligations as appropriately completed, duly authorized and issued to the Bank, including without limitation the following:



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                           (i) $15,000,000 Amended and Restated Revolving Line
of Credit Note of the Borrower dated as of October 31, 1998 (the "Revolving Line of Credit Note");

                           (ii) $2,500,000 Amended and Restated Seasonal Line of
Credit Note of the Borrower dated as of October 31, 1998 (the "Seasonal Line of Credit Note");

                           (iii) $18,500,000 Amended and Restated Term Note of
the Borrower dated as of October 31, 1998 (the "Term Note");

                           (iv) ISDA Agreement and all related transactions now
or hereafter entered into between the Borrower and the Bank; and

                           (v) FMA Agreement entered into by and between the
Borrower and the Bank together with any modifications, renewals or extensions thereof.

                  (aa) "Obligations" means the joint and several indebtedness evidenced by the Documents, including but not limited to the Notes, and any and all other indebtedness or liabilities of the Borrower or any Subsidiary to the Bank, now or hereafter incurred, however and whenever evidenced, whether direct or indirect, absolute or contingent, together with all interest accrued thereon.


                  (bb) "Permitted Encumbrances" mean any third-party lien, security interest, charge or encumbrance upon the Collateral created or existing with the express written consent of the Bank, any purchase money debt for equipment, or operating leases, entered into in the ordinary course of business.

                  (cc) "Project Funds" means the maximum amount of funds designated in writing by the Bank as available to be disbursed from the Revolving Line of Credit Facility for the development and construction of Approved Project(s); provided in no event will Project



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Funds exceed the amounts specified in the Development Cost Analysis (as defined in Section 3.05) without the prior written consent of the Bank or except as provided in Section 3.10.

                  (dd) "Project Completion" means the determination by the Bank of the completion of an Approved Project based upon receipt by the Bank of the following: (i) an affidavit from the contractor(s) that all labor and materials supplied in connection with the Approved Project have been (or will with such final disbursement be) fully paid for and that no rights exist on the part of any party to claim a lien against the Approved Project or any portion thereof and/or other evidence that arrangements satisfactory to the Bank have been made with respect to any such rights or potential claims or claimants; (ii) a certificate from the record architect that the Approved Project has been constructed and completed in substantial accordance with the Plans and Specifications; (iii) a copy of the certificate of occupancy or other document from appropriate governmental authority evidencing that all the improvements have been completed in accordance with the applicable governmental requirements; and (iv) a final as-built survey showing the location of the completed improvements.

                  (ee) "Revolving Line of Credit Note Maturity Date" means November 1, 2002 or as extended pursuant to any future commitment letter or modification hereof executed by the Borrower and the Bank; provided, that this Maturity Date will extend automatically to November 1, 2003 unless the Bank gives notice to the Borrower at least thirty (30) days prior to November 1, 1999 that this Maturity Date will not be extended.

                  (ff) "Seasonal Line of Credit Note Maturity Date" means November 1, 2002 or as extended pursuant to any future commitment letter or modification hereof executed by the Borrower and the Bank; provided, that this Maturity Date will extend automatically to November 1, 2003 unless the Bank gives notice to the Borrower at least thirty (30) days prior to November 1, 1999 that this Maturity Date will not be extended.



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                  (gg) "Secured Personalty" means all receivables, related
contracts and other personal property now or hereafter pledged to the Bank pursuant to the Assignments or other Documents.

                  (hh) "Secured Properties" mean the real properties, fixtures and/or facilities as described in the Mortgages.

                  (ii) "Subsidiary" or "Subsidiaries" means Sea Pines Real Estate Company, Inc., Sea Pines/Tide Pointe, Inc., Sea Pines Senior Living Center, Inc., Fifth Golf Course Club, Inc., and any other wholly owned subsidiary, entity or enterprise of the Borrower, excepting, however, Sea Pines Company, Inc. as Borrower.

                  (jj) "Term Note Maturity Date" means November 1, 2008 or as extended pursuant to any future commitment letter or modification hereof executed by the Borrower and the Bank.


               ARTICLE II. CROSS COLLATERALIZATION, CROSS DEFAULT
                         AND JOINT AND SEVERAL LIABILITY

         2.01 All Obligations, including specifically, without limitation, all Notes, are secured by the Collateral given by the Borrower or its Subsidiaries to the Bank.

         2.02 The Collateral given by the Borrower or any Subsidiary pursuant to the Mortgages, the Assignments or other Documents shall secure and cross-collateralize all Obligations; including, without limitation, all Notes, owed to the Bank whether now outstanding or arising in the future.

         2.03 An Event of Default or declaration of default under this Agreement or any of the Obligations, including specifically, without limitation, the Notes, after the expiration of any applicable grace period contained therein, shall constitute a default under all other Notes, all Documents, Mortgages or other instruments securing said Notes and shall entitle the Bank, at its option to exercise all rights and remedies thereunder.



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         2.04 An Event of Default or declaration of default under any of the
Notes, Documents or Mortgages or other instruments after the expiration of any applicable grace period contained therein, securing said Notes shall constitute a default under this Agreement.

         2.05 Each of Sea Pines Associates, Inc. and Sea Pines Company, Inc. is jointly and severally liable for all of the Obligations, including specifically, without limitation, all Notes owed to the Bank, whether now outstanding or arising in the future.


               ARTICLE III. THE REVOLVING LINE OF CREDIT FACILITY

         3.01 Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Borrower and the Borrower agrees to borrow from the Bank up to Fifteen Million Dollars ($15,000,000) on a revolving line of credit basis (the "Revolving Line of Credit Facility"). Except as provided herein, Advances under the Revolving Line of Credit Facility are to be used only as Project Funds for the development, construction and completion of Approved Projects. Upon Project Completion, should the Borrower re-pay or otherwise reduce the amount of Project Funds advanced, other than by any scheduled principal payments required hereby or by the Notes, or should the Bank not advance the entirety of Project Funds so designated, then Advances and re-Advances may be made for the Borrower's general business purposes in accordance herewith without the Bank's approval so long as the outstanding amount of Advances or re-Advances does not exceed the amount of Project Funds so designated and allocated for the Approved Project(s).

         3.02 The Revolving Line of Credit Note shall bear interest from the date of the Note at a rate per annum equal to the Adjusted LIBOR Index for the applicable Interest Period plus the Applicable Margin. Prior to the commencement of each Interest Period, the Borrower shall have the option for each Interest Period to select in the manner hereinafter provided, the desired Interest Period and the corresponding LIBOR Index to be applicable for the outstanding principal

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balance during the upcoming Interest Period by giving to the Bank written or telephonic notice thereof at least two business days prior to the first day of such Interest Period; provided (1) any telephonic notice shall be confirmed in a writing received by the Bank within two business days following the date of such telephonic notice, (2) all notices given pursuant to this sentence shall be irrevocable, (3) if the Borrower fails to give such notice to the Bank as herein required, the Borrower shall be deemed to have selected one (1) month as the duration of the upcoming Interest Period, and (4) the Interest Period which ends on the applicable Maturity Date must have a duration of either exactly one (1) month or, if such exact duration is not possible, a duration of less than 30 days and the Borrower shall be deemed to have selected the Interest Period for a one (1) month period.

         3.03 So long as there exists no Event of Default (as herein defined), the Bank will disburse the Project Funds out of the Revolving Line of Credit Facility for Approved Project construction costs in proportion to progress of construction (less applicable retainage) and as to costs other than construction costs as such costs are incurred, provided the obligation of the Bank to disburse proceeds shall be subject to the Bank's reservation of the right to retain availability under this Facility funds that the Bank deems sufficient to complete and pay for the Approved Project(s). Disbursements of Project Funds shall be limited to one (1) per month unless otherwise expressly permitted by the Bank, shall be made by wiring or depositing the same to an account of the Borrower, or at the Bank's election, by the issuance of one or more checks payable to the Borrower, the Borrower's counsel, the general contractor, subcontractors, materialmen, or any one or more of them.

         3.04 Any material changes in the scope of an Approved Project, the Development Cost Analysis (as defined), the construction contract for the Approved Project, as approved by the Bank (the "Construction Contract") or the final plans and specifications for the Approved Project as approved by the Bank (the "Plans and Specifications") shall require the prior written



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approval of the Bank with the Bank having the right to make corresponding changes to the amount of designated Project Funds.

         3.05 Prior to any disbursement hereunder and in addition to other requirements set forth in this Agreement, the Bank shall receive a cost breakdown for the planned project approved by the Bank on the Bank's form, certified by the Borrower to be correct to the best of the Borrower's knowledge, showing the costs of the Approved Project and the sources for the payment of such costs (the "Development Cost Analysis").

         3.06 Each request for disbursement of the Project Funds for work performed under the Construction Contract shall be accompanied by (i) a written request of the Borrower stating the amount of request and (ii) an appropriate AIA Form G702, G702A or G703, signed by the contractor(s) for the Approved Project, the architect of record and the Borrower or other similar documentation satisfactory to the Bank and shall in all cases be limited to items and certifiable costs set forth in the Development Cost Breakdown.

         3.07 The Borrower will begin construction of the Approved Project in a timely manner and will make reasonable efforts to continually prosecute the work in accordance with the applicable Plans or Specifications. The work shall be performed in conformity with the Plans and Specifications and in compliance with building and zoning codes and all other applicable legal requirements and restrictions. The Borrower will keep the Secured Properties free from all liens for services, labor and materials.

         3.08 The Bank shall have the right, during construction, to inspect the Approved Project or to cause the construction to be inspected by an independent inspecting representative. Should there occur any discrepancy in quantity or quality of workmanship in connection with the construction of the Improvements, the Bank shall be relieved of the obligation to make an Advance of Project Funds until such time as the discrepancy shall have been corrected to the satisfaction of the Bank (and any independent inspecting representative



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

appointed by the Bank pursuant to this Section). The reasonable costs and expenses incurred in connection with the use of any independent inspecting representative shall be paid by the Borrower.

         3.09 Prior to any disbursement of Project Funds, the Bank must have received, in addition to other requirements set forth in this Agreement, the following as to each Approved Project:

                  (a) Evidence satisfactory to the Bank that the Plans and Specifications have been approved by the Borrower and all government agencies having jurisdiction that require approval.

                  (b) Copies of the development, grading, building and any other governmental permits and approvals required for construction.

                  (c) Written evidence from the appropriate governmental authority(ies) that the Approved Project and its intended use are in compliance with all applicable zoning ordinances and land use laws and regulations.

                  (d) A certificate from the record architect (i) that the Approved Project if constructed and completed in substantial accordance with the Plans and Specifications will comply with the applicable ANSI Standard under the Fair Housing Act (as amended) and applicable regulations, if applicable, and/or with the requirements of Title III of the Americans with Disabilities Act of 1990 (as amended) and the implementing physical accessibility regulations promulgated thereunder by the Department of Justice and the Americans with Disabilities Act Accessibility Guidelines (ADAAG) associated therewith, if applicable; (ii) that all required licenses, permits and other governmental approvals for the construction of the Improvements have been issued; and (iii) that the Approved Project, if completed in accordance with the final Plans and Specifications, will comply with all zoning, fire and building code, etc. statutes and regulations to which the Project is subject.



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                  (e) A current survey prepared, certified and sealed by a
surveyor satisfactory to the Bank showing, among other things, the location of any existing or proposed improvements, any setback lines or building lines, the location of all easements and rights-of-way and all matters affecting title, to the extent such matters can be shown, and any jurisdictional wetlands area. The survey shall also be revised periodically during construction, as required by the Bank, to show footings, foundations, easements, rights-of-way, building setback lines and progress in construction.


                  (f) A collateral assignment of the Construction Contract and Plans and Specifications.

                  (g) An appraisal of the Approved Project satisfactory in all respects to the Bank.

         3.10 Notwithstanding the foregoing relating to the disbursement of Project Funds for construction purposes, the Bank reserves the right based on the complexity or scope of each Approved Project to require additional matters in order to monitor construction of the Approved Project and/or to waive compliance with, or reduce the extent of, the aforesaid provisions should circumstances so warrant.

         3.11 Upon the occurrence of an Event of Default, the Bank may, at its option and in lieu of resorting to any other remedy available to it and without the appointment of a receiver for the Approved Project or the Borrower, take possession of the Approved Project and all materials, tools, machinery and other equipment used for said project or in possession of the Borrower being used in connection with and in the construction of the project, and, in the name of and for the account of the Borrower, may complete the improvements either in accordance with the Plans and Specifications or in accordance with such change or changes in the Plans and Specifications as may be considered necessary or desirable by the Bank and may take such other and further action as may be required to achieve completion of the Approved

Project. For such purposes, the Bank may use any funds of the Borrower at any time in the hands of the Bank by deposit or otherwise, including the undisbursed proceeds of the Revolving Line of Credit Facility. Any money advanced by the Bank for such purposes shall be payable by the Borrower upon demand, shall bear interest at the rate set forth in the Revolving Line of Credit Note, and its payment shall be secured by the Mortgages and other Documents. The Bank, however, shall be under no obligation to complete the Improvements, and the Bank's action in this respect shall be wholly at its option.

         3.12 The agreements, obligations and covenants established hereby as to the Revolving Line of Credit Facility shall supersede and replace all agreements, obligations and covenants set forth in that certain Revolving Credit Agreement between the Borrower and the Bank dated as of October 15, 1993, as amended (the "1993 Facility").

         3.13 The Revolving Line of Credit Facility and all Advances thereunder shall be repaid by the Borrower to the Bank in strict accordance with the terms and provisions as set forth in this Agreement and the Revolving Line of Credit Note.

         3.14 In no event shall the Bank be under any obligation to make an Advance after the occurrence of an Event of Default or the Maturity Date for the Revolving Line of Credit Facility or the occurrence of an event which with notice or the passage of time or both would constitute an Event of Default, and all amounts due and owing shall be paid on said Maturity Date.

         3.15 Interest on the funds drawn by the Borrower under this Revolving Loan Facility shall be calculated on the basis of actual days elapsed in a 360-day year based on the Interest Rate set forth in the Revolving Line of Credit Note.



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

                ARTICLE IV. THE SEASONAL LINE OF CREDIT FACILITY

         4.01 Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Borrower and the Borrower agrees to borrow from the Bank up to Two Million Five Hundred Thousand Dollars ($2,500,000) on a seasonal line of credit basis (the "Seasonal Line of Credit Facility").

         4.02 The Seasonal Line of Credit Note shall bear interest from the date of the Note at a rate per annum equal to the Adjusted LIBOR Index for the applicable one (1) month Interest Period plus the Applicable Margin.

         4.03 Advances under the Seasonal Line of Credit Facility are to be used only for the Borrower's general working capital purposes and such cash needs as relate to the Borrower's operations.

         4.04 The agreements, obligations and covenants established hereby shall supersede and replace all agreements, obligations and covenants set forth in that certain Amendment to Credit Agreement between the Borrower and the Bank dated January 17, 1992, as amended and modified (the "1992 Facility").

         4.05 The Seasonal Line of Credit Facility and all Advances thereunder shall be repaid by the Borrower to the Bank in strict accordance with the terms and provisions as set forth in this Agreement, the Seasonal Line of Credit Note and the FMA Account Agreement.

         4.06 Funds from the Seasonal Line of Credit Facility may be borrowed, reborrowed, paid and repaid throughout the term at the Borrower's discretion, subject to and as limited herein.

         4.07 In no event shall the Bank be under any obligation to make an Advance after the occurrence of an Event of Default or the Maturity Date for the Seasonal Line of Credit Facility or the occurrence of an event which with notice or the passage of time or both would constitute an Event of Default, and all amounts due and owing shall be paid on said Maturity Date.

         4.08 Interest on the funds drawn by the Borrower under this Seasonal Line of Credit Facility shall be calculated on the basis of actual days elapsed in a 360-day year based on the Interest Rate set forth in the Seasonal Line of Credit Note.

                       ARTICLE V. THE TERM LOAN FACILITY

         5.01 Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Borrower and the Borrower agrees to borrow from the Bank up to Eighteen Million Five Hundred Thousand Dollars ($18,500,000) on a term basis (the "Term Loan Facility").

         5.02 The Term Note shall bear interest from the date of the Note at a rate per annum equal to the Adjusted LIBOR Index for the applicable one (1) month Interest Period plus the Applicable Margin.

         5.03 The Borrower acknowledges that upon execution of this Agreement and satisfaction of all requirements of Article VI, the balance of the Term Loan Facility is $17,158,566.00, as of the date hereof. Additional Advances under the Term Loan Facility, up to the stated amount will be made for the Borrower's general working capital purposes and such cash needs as relate to the Borrower's operations. No re-Advances will be made under the Term Loan Facility. In no event shall the Bank be under any obligation to make an Advance after May 1, 1999 or after the occurrence of an Event of Default or the occurrence of an event which with notice or the passage of time or both would constitute an Event of Default, and all amounts due and owing shall be paid on the Maturity Date.

         5.04 The agreements, obligations and covenants established hereby shall supersede and replace all agreements, obligations and covenants set forth in that certain Credit Agreement between the Borrower and the Bank dated November 17, 1987, as amended (the "1987 Facility").

         5.05 The Term Loan Facility and all Advances thereunder shall be repaid by the Borrower to the Bank in strict accordance with the terms and provisions as set forth in this

Agreement and the Term Note, provided, that the Bank, in its sole discretion, may agree to reduce or delay certain principal payments required by the Term Note should Advances of Project Funds be delayed or reduced below projected amounts.

         5.06 Interest on the funds drawn by the Borrower under this Term Loan Facility shall be calculated on the basis of actual days elapsed in a 360-day year based on the Interest Rate set forth in the Term Note.

                        ARTICLE VI. CONDITIONS PRECEDENT

         6.01 The Bank shall not be required to make any Facility available nor make any initial or subsequent Advance thereunder unless each of the following conditions have been fulfilled to the Bank's satisfaction on or before the date of each Advance:

                  (a) The Borrower shall deliver to the Bank the Documents duly executed and delivered in accordance with all agreed-upon terms and provisions including appropriate organizational documents and authorization for the Borrower to enter into the Documents;

                  (b) The Borrower shall pay all fees and costs due the Bank, including, without limitation, any Facility Fee, the Bank's attorney's fees and all other fees and costs payable pursuant to the Commitment Letter or Documents;

                  (c) Upon the Bank's request with respect to any particular aspect of the Borrower's financial condition, business or prospects, the Borrower shall provide evidence satisfactory to the Bank as to such request that there has been no Material Adverse Effect on the financial condition of the Borrower from that reflected in the annual Financial Statements prepared by Ernst and Young, LLP and dated October 31, 1997 nor in any subsequent Financial Statements submitted to the Bank;

                  (d) The Borrower shall remain in substantial compliance with all covenants contained in the Documents, excepting those covenants set forth in
Section 8.02 herein in which
specific compliance will be required, all representations and warranties made to the Bank in the Documents remain valid and accurate and no Event of Default shall have occurred nor any event which with notice or lapse of time or both would constitute an Event of Default; and

                  (e) The Borrower shall deliver such other papers and documents as may be reasonably required in the opinion of the Bank's counsel to comply with the conditions of this Agreement.


                  ARTICLE VII. REPRESENTATIONS AND WARRANTIES

         7.01 To induce the Bank to enter into this Agreement, to make the Advances provided for herein and to extend credit evidenced by the Obligations, the Borrower represents and warrants to the Bank that:

                  (a) Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina; each Borrower has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which, by reason of the character of its business, it is required to qualify as a foreign corporation and in which failure to be so qualified would have a material adverse effect on each Borrower; the Borrower has the corporate power to borrow hereunder and execute and perform all the Documents, and when executed and delivered, the Documents shall be valid and binding obligations of each Borrower enforceable in accordance with their terms;

                  (b) The execution, delivery and performance of the Documents and the borrowings thereunder by the Borrower have been duly authorized by all corporation action required for the lawful creation and issuance of the Documents and shall not violate any provision of law, any order of any court or other agency of government, the charter documents or bylaws of each Borrower, any provision of any Material Agreement, or be in conflict with, result in a breach of or constitute a default under any such Material Agreement;

                  (c) The financial statements which the Borrower has submitted to the Bank to induce the Bank to extend the credit evidenced by the Notes have been prepared from the Borrower's books and records in accordance with GAAP and fairly represent the financial condition of the Borrower at the respective dates stated therein;

                  (d) Except as set forth in the Financial Statements, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or to the knowledge of the Borrower, threatened by or against or affecting either Borrower or any properties or rights of either Borrower which, if adversely determined, would have a Material Adverse Effect;

                  (e) The Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due;

                  (f) The Borrower is not a party to any judgment, order, decree or any agreement or instrument, nor is subject to any corporate restrictions having a Material Adverse Effect and is in substantial compliance in the performance, observance of fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement;

                  (g) No part of any Advances under the Notes shall be used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. If requested by the Bank, the Borrower shall furnish the Bank in connection with any loan hereunder a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in said Regulation.

In addition, no part of any Advances hereunder shall be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal inventory of the Borrower;

                  (h) None of the Documents contain any material misrepresentation or untrue statement of fact, or omit to state a material fact necessary in order to make any representation or statement contained therein not misleading;

                  (i) This Agreement and the issuance and delivery of the Notes as contemplated hereby will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended (hereinafter as in effect from time to time called "ERISA") or Section 4975 of the Internal Revenue Code, as amended. Based upon ERISA and the regulations and published interpretations thereunder, the Borrower and each Subsidiary is in compliance in all material respects with the applicable provisions of ERISA. No Reportable Event, as defined in Section 4043 (b) of Title IV of ERISA, has occurred with respect to any of the plans maintained by the Borrower or any Subsidiary;

                  (j) Except for the Borrower's use of Hazardous Materials in the ordinary course of its business, which uses have been and are in substantial compliance with all applicable laws and regulations, no properties of the Borrower have or are now being used by Borrower to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials;

                  (k) Except for uses in compliance with subparagraph (j) above, to the best of the Borrower's knowledge, no Hazardous Materials have ever been previously installed, placed, or in any manner dealt with on said properties in violation of applicable laws and regulations other than as has been disclosed in writing to the Bank pursuant to reports or documents previously provided to the Bank;

                  (l) The Mortgages and Assignments continue to constitute valid and perfected security interests in the property described therein, ranking prior to any liens, security interest, mortgages or encumbrances of others, except any Permitted Encumbrances; and

                  (m) The Borrower has made and will continue to make all regulatory filings, and has complied with all reporting and disclosure requirements, as required by applicable state and federal securities laws.


                 ARTICLE VIII. BORROWER'S AFFIRMATIVE COVENANTS

         8.01 Until the expiration of this Agreement as hereinafter provided, the Borrower shall:

                  (a) Promptly pay to the Bank the Obligations due or to become due at the times and places and in the amounts and manner specified in the Notes and or any other Documents, including without limitation, any Facility Fees, promptly perform with respect to all covenants contained in the Documents, and take all necessary actions for the representation and warranties made to the Bank in the Documents to remain valid and accurate;

                  (b) At all times keep proper books and records of accounts for the Borrower and any Subsidiaries in which full, true and correct entries shall be made of their transactions in accordance with GAAP and permit representatives of the Bank to examine such books and records upon reasonable request;

                  (c) Deliver to the Bank with respect to the Borrower and the Subsidiaries on a consolidated basis (the "Financial Statements"):

                           (i) As soon as practicable and in any event within
forty-five (45) days after the end of each fiscal quarter: (x) income statement for the quarter period just ended, (y) balance sheet in reasonable detail as of the end of such quarter; and (z) cash flow statements; all certified to the best of his knowledge by an authorized financial officer of the Borrower, prepared in accordance with GAAP and presented in a format acceptable to the Bank;

                           (ii) As soon as practicable and in any event within
one hundred twenty (120) days after the end of each Fiscal Year of the Borrower:
(x) an audit report including an income statement for such Fiscal Year, (y) a balance sheet as of the end of such year, and (z) such other cash flow statements, reconciliations of net worth, and notes as are customary; all prepared in accordance with GAAP and bearing an auditor's unqualified opinion from a certified public accountant or firm of certified public accountants satisfactory to the Bank (who may be Ernst and Young, LLP or another certified public accounting firm acceptable to the Bank). Such consolidated reports and statements shall set forth in reasonable detail the results of operations and the financial condition of the Borrower and shall be certified to the best of his knowledge by the President or chief financial officer of the Borrower as true, accurate and complete;

                           (iii) As soon as practicable and in any event within
ten (10) days after filing, copies of all reports or other documents filed by the Borrower with the United States Securities Exchange Commission or any state securities regulators;

                           (iv) The Borrower shall also provide to the Bank on
written request such other information as the Bank may reasonably request regarding the Collateral, the Borrower and any Subsidiary;

                  (d) Deliver to the Bank with each delivery of the annual and quarterly Financial Statements, a quarterly compliance certificate substantially in the form attached as Schedule I, being acceptable to the Bank, and setting forth in reasonable detail such information as may be necessary for the Bank to determine the Net Worth and DSC Ratios, as defined in Section 8.02 herein;

                  (e) Preserve and maintain its corporate existence in good standing;

                  (f) In addition to the requirements of any other Documents, maintain and preserve in good working order and condition, ordinary wear and tear excepted, the Secured

Properties with respect to which failure to so maintain and preserve would have a Material Adverse Effect;

                  (g) Expend sufficient funds during each Fiscal Year as may be necessary to operate and maintain the Secured Properties and especially the recreational and resort amenities; including specifically, but not limited to, all golf courses, tennis courts, transportation systems, conference centers, racquet club facilities, pro shop facilities, and restaurants, in substantially the same manner and of substantially the same quality as the Secured Properties are operated and maintained as of the date of this Agreement (a "First Class Premier Resort Operation");

                  (h) Make all payments, and otherwise perform all of its Material Agreements;

                  (i) Preserve and keep in force all licenses, permits, contracts, management agreements, franchises, trade names, trademarks, rights, easements, intangibles and leases and other Secured Personalty, as more particularly described in the Assignments and other Documents;

                  (j) Permit any person designated by the Bank to visit and inspect any of the properties of the Borrower and to discuss its affairs, finances and accounts with its officers, all at such reasonable times, and as often, as the Bank may reasonably request;

                  (k) Execute the necessary Documents required by the Bank to evidence the indebtedness created under the Notes or the Obligations and to provide the Bank with such evidence of the accuracy of the Borrower's representations as the Bank shall reasonably request;

                  (l) Pay to the Bank, upon demand, any amount necessary to compensate the Bank for any cost, expense, lost benefit, reduction in rate of return, or reduced receivable attributable to (i) any change in taxation, reserve requirements, capital adequacy requirement, or any other government regulation applicable to the Notes or Obligations or payments to the Bank thereunder, or (ii) any improper prepayments in accordance with this Agreement. A certificate by the Bank as to any amounts payable under this subparagraph shall be conclusive proof of the amount owed. The Borrower's obligations under this subparagraph shall survive the later of (i) the termination of this Agreement or (ii) the payment of all amounts payable hereunder;

                  (m) Furnish the Bank within five (5) business days after the Borrower's executive management obtains knowledge of, or should have known of, an Event of Default hereunder, including any failure to comply with the covenants herein, written notice setting forth the details thereof;

                  (n) Maintain appropriate and reasonable insurance as to the Collateral including hazard, general liability, builders risk (where appropriate) and business interruption insurance with such insurers and such amounts and coverage as is acceptable to the Bank, shall name the Bank as insured, certificate holder, loss payee or mortgagee, as applicable, and shall provide the Bank with satisfactory evidence thereof;

                  (o) Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, all of its and their rights, privileges and franchises (including, without limitation, licenses) necessary or desirable in the normal conduct of its business, and conduct its business in an orderly, efficient and regular manner and continuously except for periodic shut-downs in the ordinary course of business and interruptions caused by strike, labor dispute, lack of materials or labor, catastrophe, or other events over which it has no control. Nothing herein contained shall prevent the termination of the business or corporate existence of any such Subsidiary which in the judgment of the Borrower is no longer necessary or desirable, the temporary suspension of the normal conduct of a portion of the Borrower's business in accordance with the Plans and Specifications for an Approved Project, or the temporary closing of either the Harbour Town or Sea Marsh golf course for no more than a six (6) month period each, in connection with major renovations to said golf courses.

                  (p) Use its best efforts to ensure preservation of a gate entry policy for Sea Pines Plantation, preservation of ingress and egress over the roads of Sea Pines Plantation to the Secured Properties and preservation of all easements for parking and access to and over open space and common areas in Sea Pines Plantation in a manner which is reasonably intended to promote the use of recreational and resort facilities, (including, but not limited to, the golf courses, tennis courts and beach access facilities) included in the Secured Properties by tourists, guests, licensees, and invitees of the Borrower, encourage the maintenance of a First Class Premiere Resort Operation, enhance Borrower's ability to produce optimum annual net revenue from said Secured Properties and/or the Secured Personalty, and enhance Borrower's ability to produce optimal annual real estate sales commission revenue from its real estate sales brokerage Subsidiaries;

                  (q) Until such time as the Obligations are fully paid and satisfied, Borrower shall keep and maintain with the Bank its primary banking accounts (investment, disbursement, operating, etc.)of the Borrower and its Subsidiaries; including, but not limited to, working capital accounts, real estate brokerage accounts, investment accounts, operating accounts, property management accounts, securities escrow accounts and corporate accounts;

                  (r) In the event Borrower or any Subsidiary utilizes Advances under the Revolving Line of Credit Facility to acquire additional assets, either real or personal, or develops new facilities, the Borrower agrees to cause such additional security instruments, mortgages and assignments to be executed as the Bank may from time to time request and the Borrower agrees said assets shall be deemed additional Secured Properties and shall become subject to the Bank's mortgage or security interest, all as more particularly set forth in the Mortgages;

                  (s) At all times until and through November 1, 2003, Borrower agrees to maintain its existing interest rate hedge position, unless the Bank approves modifications or substitute position(s) in writing, in an amount of at least Eighteen Million Dollars ($18,000,000); and

                  (t) Upon the Bank's request, the Borrower shall reimburse the Bank for the cost of appraisals by duly certified appraisers acceptable to Bank for any or all of the Secured Properties or other Collateral, as may be required of the Bank by statutes or other regulatory directives.

         8.02 For the term of this Agreement:

                  (a) The Borrower shall not allow the amount of its Total Liabilities at any time to exceed Two Hundred and Fifty Percent (250%) of the amount of its Tangible Net Worth, as defined below (the "Net Worth Ratio") and shall provide, upon request of the Bank, such information, in addition to other information required hereby, as may be necessary to verify compliance therewith. "Tangible Net Worth" means the remainder after subtracting Total Liabilities from the book value of total tangible assets (total assets less good will and other intangible assets) based upon GAAP. "Total Liabilities" means the book value of total liabilities based upon GAAP plus the amount of indebtedness for which the Borrower is liable on a contingent or conditional basis, including guarantees.

                  (b) The Borrower shall maintain a debt service coverage ratio ("DSC Ratio") of at least 1.25 to be measured as of the end of each fiscal quarter on a rolling four-quarter basis. The DSC ratio will be calculated as the quotient of Cash Flow divided by Debt Service with "Cash Flow" equaling the sum of net income, depreciation and amortization and "Debt Service" equaling the sum of current maturities of long term debt, current portion of capital leases and dividends paid, all based upon GAAP; and

                  (c) In the event the Borrower fails to meet either the Net Worth or DSC Ratios and such failure is not waived by the Bank, the Borrower shall have thirty (30) days from the date when the Borrower's executive management knew or should have known of such a failure in which to cure any such failure. During such cure period, the Bank shall have no obligation to make any Advance hereunder to the Borrower. Upon the Borrower's cure of any such default, the

Borrower shall provide the Bank with satisfactory written evidence thereof prior to the end of the cure period. Failure to cure any such default within the time period described herein shall constitute an Event of Default under of this Agreement; provided, however, that there shall be no requirement that the Bank give written notice of such default and there shall be no additional thirty (30) day cure period pursuant to this Agreement.

         8.03 The Borrower shall protect, defend, indemnify and save harmless the Bank and its employees, officers and agents from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including attorneys' fees and expenses) imposed upon or incurred by the Bank or its employees, officers or agents by reason of (a) any claim for brokerage fees or other such commissions relating to the Collateral, the Notes or the Obligations, or (b) the condition of the Collateral, including, without limitation, any Hazardous Materials which are currently on or affecting the Secured Properties (including Secured Properties owned by any Subsidiary) which come on, from or affect such Secured Properties or which are hereafter placed upon or under such Secured Properties, or (c) failure to pay recording, mortgage, intangibles or similar taxes, roll back taxes, fees or charges relating to the Obligations or any one or more of the Documents, or (d) the Documents or any claim or demand whatsoever which may be asserted against the Bank or its employees, officers or agents by reason of any alleged action, obligation or undertaking of the Bank or its employees, officers or agents relating in any way to the Obligations or matter contemplated by the Documents, or (e) any and all liability arising from any of the Collateral or any negligence (other than the Bank's gross negligence or wilful misconduct) in the management, operation, upkeep, repair or control of the Collateral resulting in loss or injury or death to any tenant, occupant, licensee, employee or stranger. In the event the Bank or its employees, officers or agents incurs any liability, loss or damage arising out of or in any way relating to the transactions contemplated by the Documents (including any of the matters referred to in this section but not the gross negligence or wilful misconduct of the Bank or its employees, officers or agents), the amounts of such liability, loss or damage shall be added to the Obligations, shall bear interest at the Interest Rate specified in the appropriate Note from the date incurred until paid and shall be payable on demand.


                   ARTICLE IX. BORROWER'S NEGATIVE COVENANTS

         9.01 Until payment in full of all of the Obligations, the Borrower agrees that, unless expressly permitted by this Agreement or the Bank shall have otherwise consented in writing:

                  (a) Other than Permitted Encumbrances, the Borrower will not create, incur, assume, or suffer to exist any mortgages, liens or security interests of any kind representing aggregate claims in excess of $100,000 upon any of the Collateral, whether now owned or hereafter acquired, except: (i) liens in connection with workers' compensation or any statutory employment provision, unemployment insurance, or other social security obligations; (ii) deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of moneys), statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business; (iii) liens for taxes which are not delinquent or are being contested in good faith; or (iv) mechanics', workmen's, materialmen's, and other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith; provided, however that said liens described by items (i) - (iv) above shall be allowed only if they do not have a Material Adverse Effect;

                  (b) Neither Borrower nor any Subsidiary will enter into any merger or consolidation (except with the Borrower or any Subsidiary), or issue or sell any shares of any Subsidiary;

                  (c) The Borrower shall not sell or lease, or otherwise dispose of all or any of its assets, including the Collateral, other than pursuant to the provisions of the Asset Release

Schedule attached hereto as Schedule II, which Schedule is incorporated as if repeated fully herein, or effect the sale of any material segment of the Borrower's business in any manner, whether through sale of stock in a subsidiary or otherwise, or change its corporate name. Nothing herein contained shall prevent a public or private offering of common stock by Sea Pines Associates, Inc.

                  (d) The Borrower will not consent to, acknowledge or otherwise permit any encumbrance on any of the capital stock of any Subsidiary, except such lien(s) as may be granted to the Bank;

                  (e) Except as required by pronouncements of the Financial Accounting Standards Board, the Borrower will not change, in any material fashion, any accounting method used in preparation of its financial statements or change its Fiscal Year;

                  (f) The Borrower shall not invest cash representing its working capital in any investments other than marketable securities rated "A" or higher by Standard & Poor's or Moody's and purchased by the Borrower in the ordinary course of business;

                  (g) The Borrower shall not enter into or invest in any corporate joint ventures, partnerships or other similar entities involving less than 100% ownership by the Borrower which involve an aggregate investment of more than One Million ($1,000,000) Dollars, except as may be permitted by written approval of the Bank;

                  (h) The Borrower shall not, and shall not permit any Subsidiary to, engage in any business activity or operation until the Obligations are fully paid and satisfied other than the operation, maintenance and orderly expansion of resort service and community activities (including food and beverage facilities), operation of lodging facilities and operation of sports facilities, real estate and business brokerage activities, real estate securities brokerage activities, and the provision of various community services to Hilton Head Island property owners;

                  (i) Borrower and its Subsidiaries shall not take or consent to any actions to further restrict rights of access, ingress, egress over the roads of Sea Pines Plantation or limit parking rights, or modify gate entry policies as currently provided under applicable easements, covenants and operating policies in such a way as to materially diminish, impair, or inhibit the use by tourists, guests, licensees and invitees of Borrower of the recreational or resort facilities, (including, but not limited to, the golf courses, tennis courts, and beach access facilities) included in the Secured Properties or otherwise adversely or materially reduce Borrower's ability to produce optimal annual net revenue from the said recreational or resort facilities and/or materially reduce Borrower's ability to produce optimal real estate commission revenue from the Borrower's real estate sales brokerage Subsidiaries;

                  (j) Borrower shall not take or consent to any actions to further restrict or diminish access to and/or use of the recreational or resort facilities included in the Secured Properties by tourists, guests, licensees, and invitees of Borrower or in any way attempt to create private clubs with such facilities or impose special use rights, not currently existing, available only to Sea Pines Plantation Property Owners or other selected classes of membership which would materially reduce Borrower's ability to produce optimal annual net revenue from said facilities or otherwise encumber the Secured Property with use limitations not currently existing;

                  (k) To the extent that such action or omission would have a Material Adverse Effect, Borrower will not, without the prior written consent of Bank, (i) initiate or support any zoning reclassification of the Secured Properties, seek any variance under existing zoning ordinances applicable to the Secured Properties, or modify or agree to the modification of any recorded covenants or the Master Plan of Sea Pines Plantation, or use or permit the use of the Secured Properties in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, covenants and/or the Master Plan or otherwise change the existing classification of the Secured Properties or further restrict the Secured Properties, (ii) modify or amend any of the Permitted Encumbrances,
(iii) impose any restrictive covenants or encumbrances upon the Secured Properties, (iv) execute or file any subdivision plat affecting the Secured Properties or consent to the annexation of the Secured Properties to any municipality, or (v) permit or suffer the Secured Properties to be used by the public or any person in such manner as might make possible a claim or adverse usage or possession or of any implied dedication or easement; and

                  (l) The Borrower shall not declare or pay any dividend or return of capital if it is aware of an Event of Default under this Agreement, or any event which, with notice or passage of time or both, would become such an Event of Default or default.

                          ARTICLE X. EVENTS OF DEFAULT

         10.01 Upon the occurrence of any of the following events ("Events of Default"), the Borrower shall be in default under this Agreement:

                  (a) Failure to pay any of the Obligations when due, including, without limitation, scheduled payments of principal or interest or upon any original, accelerated, renewed or extended maturity, within fifteen (15) days after written notice thereof;

                  (b) If the Borrower shall breach or fail to comply with any other covenant, term or condition of, or any other of its obligations under this Agreement, including, without limitation, the obligation for all representations and warranties to remain continually valid and accurate, and the same is not cured by the Borrower within thirty (30) days after written notice from the Bank;

                  (c) Upon the occurrence of a default under any of the Documents other than this Agreement, including, without limitation, the Notes, the Mortgages or the Assignments, all of which are cumulative to this Agreement and to each other, whether specifically set forth above or not, and such default is not cured within the cure time, if any, provided therein;

                  (d) If the Borrower or any Subsidiary (i) files a petition under the Federal Bankruptcy Code or initiates any other proceeding for the relief of insolvent debtors; (ii) generally fails to pay its debts as such debts become due; (iii) shall seek or consent to the appointment of a custodian or receiver for all or a substantial portion of its assets; (iv) benefits from or is subject to the entry of an order for relief by any court of insolvency; (v) makes an admission of insolvency seeking the relief provided in the Federal Bankruptcy Code or any other insolvency law;

                  (e) If the Borrower or any Subsidiary defaults in the payment of the principal of, premium, if any, or interest with respect to any indebtedness for or guaranty of borrowed money to any other person or entity, or commits or permits to exist any default or event of default under any Material Agreement for or guaranty of borrowed money to any person or entity not remedied within any applicable cure period, whether or not such indebtedness shall have been accelerated;

                  (f) Failure of the Borrower or any Subsidiary within sixty
(60) days after the commencement of any proceeding against it seeking any reorganization, arrangement, liquidation, dissolution or similar relief under present or future law, to have such proceeding dismissed or stayed, to the extent such proceeding affects the operations of the Borrower;


                  (g) If any warranty, representation or statement made or furnished to the Bank by or on behalf of the Borrower in connection with the Obligations and/or covenants contained in the Documents, be or proves to have been materially false or misleading when made or furnished;

                  (h) If an order, judgment or decree shall be entered by any court appointing a receiver of the property of the Borrower (unless said appointment shall have been sought by the Bank or its assigns to enforce any of the Documents or other agreement made or executed in connection herewith), and such order, judgment or decree be not appealed from within the time allowed by law, or if appealed, if such order, judgment or decree shall have been affirmed;

                  (i) Subject to the provisions of the Mortgages, if the Secured Properties described in the Mortgages, or any part or parcel thereof, be condemned under power of eminent domain by any legally constituted authority and such condemnation, in the reasonable opinion of the Bank, has a Material Adverse Effect;

                  (j) In the event a final judgment or judgments is/are filed or rendered against the Borrower in excess of $100,000.00 in the aggregate, and (i) such judgments have not been appealed from within the time provided by law, or if appealed, such judgments shall have been affirmed, and (ii) such judgments have not been paid or bonded off by the Borrower within ninety (90) days after they become final and no longer appealable;

                  (k) Any actual or threatened demolition or injury or waste to the Collateral for the Obligations which has a Material Adverse Effect; or

                  (l) If the Bank deems itself insecure of the prospect of payment or performance impaired for any reason whatsoever, including but not limited to, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the Borrower, or entry of any judgment against any of them, or failure of the Borrower to provide the Bank with financial information promptly when requested.

         10.02 No Event of Default shall be waived by the Bank except in writing and no waiver of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on future occasions.

                              ARTICLE XI. REMEDIES

         11.01 Upon the occurrence of any Event of Default, and at any time thereafter, the Bank shall have the following rights and remedies:

                  (a) The Bank shall be under no obligation to make any further Advances hereunder and may terminate the Facilities;

                  (b) The Bank may, at its option, without presentment, demand, notice of dishonor, or protest, declare one or more or all of the Obligations and all amounts advanced hereunder immediately due and payable in full;

                  (c) The Bank shall have the right from time to time to sue for all or any part of the Obligations, whether interest, principal or any installment of either or both, taxes, fees, penalties or any other sums required to be paid under the terms of the Documents, without regard to whether all of the Obligations shall be then due and without prejudice to the right of the Bank thereafter to enforce any appropriate remedy against the Borrower, including actions for a default or defaults by the Borrower existing at the time such earlier action was commenced; or

                  (d) The Bank may, at its option, pursue any and all rights and remedies under the Notes, and/or the Mortgages or other Documents as to any or all of the Collateral, including but not limited to any or all of the Secured Properties or the Secured Personalty.

         11.02 The rights of the Bank, granted and arising under the Documents shall be separate, distinct and cumulative of other rights and powers herein granted and all other rights which the Bank may have at law or in equity, and none of them shall be in exclusion of the others; and all of them are cumulative to the remedies for collection of the security provided by law. Any foreclosure or other sale of less than all of the Collateral or any defective or irregular sale made in connection herewith shall not exhaust the power of foreclosure or of sale provided for in the Documents; and subsequent sales may be made until all of the Obligations have been satisfied or all of the Collateral has been sold. No act of the Bank shall be construed as an election to proceed under any one provision of any of the Documents to the exclusion of any other provision or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

         11.03 The Borrower hereby waives, in the event of the foreclosure of as to any of the Collateral or the enforcement by the Bank of any rights and remedies hereunder, any right otherwise available in respect to marshalling of assets which secure the Obligations or to require the Bank to pursue or delay the pursuit of its remedies against any such assets. Further, the Borrower agrees that neither the Borrower nor anyone claiming through or under the Borrower shall or will set up, claim or seek an advantage of any exemption (including homestead exemptions), stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of any Collateral, or the absolute sale of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat and the Borrower does hereby waive the benefit of all such laws or right of redemption, exemption or stay.


                     ARTICLE XII. MISCELLANEOUS PROVISIONS

         12.01 In no event shall the Bank be liable to the Borrower for indirect, special or consequential damages, or the loss of anticipated profits, which may arise out of or are in any way connected with the Obligations or the Documents.

         12.02 The covenants and all representations and warranties of the Borrower shall survive the execution and delivery of the Documents and shall remain in full force and effect until the expiration of this Agreement as hereinafter provided. No investigation by the Bank shall affect the representations or warranties or the right of the Bank to rely upon and enforce them.

         12.03 Regardless of the amount of the Obligations outstanding at any time and regardless of whether there is any indebtedness outstanding at all, it is the intention of the Bank and the Borrower that this Agreement and all of the Documents shall remain in full force and effect until the last to occur of the following events: (a) the Obligations have been fully paid; (b) all covenants in the Documents have been fully and adequately performed; and (c) the Bank has not agreed to make and is not obligated to make any further Advance to or on behalf of the Borrower.

         12.04 All demands, notices and other communications hereunder except those relating to selection of interest rate options shall be in writing and shall be deemed to have been given upon receipt when the writing is delivered in person, sent by facsimile transmission, provided that a confirmation copy of the notice is also sent by mail as provided herein or is mailed by first class, registered or certified mail, postage prepaid, addressed as follows:

To the Bank:               Wachovia Bank, N.A.
                           Post Office Box 700
                           16 Broad Street
                           Charleston, SC  29402
                           Attention:  Donald R. Sanders

To the Borrower:           Sea Pines Associates, Inc.
                           Post Office Box 7000
                           32 Greenwood  Drive
                           Hilton Head Island, SC  29938
                           Attention:  President

                                       AND

                           Sea Pines Company, Inc.
                           Post Office Box 7000
                           32 Greenwood  Drive
                           Hilton Head Island, SC  29938
                           Attention:  President

         12.05 The Borrower shall pay to the Bank upon demand: (a) all expenses incurred or to be incurred at, before and/or in connection with the execution of this Agreement and any subsequent Advances, including without limitation; reasonable attorney's fees incurred for or by the Bank's legal counsel; and (b) other expenses incurred by the Bank in connection with the maintenance of the Facilities or other Obligations; including, but not limited to: (i) reasonable attorney's fees incurred by the Bank in connection with the negotiation, alteration, amendment or modification in any respect of the Documents or in the preparation of additional documents or other legal work rendered as a part of such alterations, amendments or modifications; and (ii) all costs and expenses of the Bank in connection with the collection of the Obligations and enforcement of the covenants, including reasonable attorney's fees.

         12.06 This Agreement, the Documents and the books and records of the Bank shall constitute prima facie evidence of all matters with respect to the Obligations and amounts due hereunder.

         12.07 If any provision or any part thereof of any of the Documents shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said Document.

         12.08 The Borrower agrees that where, by the terms of the Documents a day is named or a time fixed for the payment of any of the Obligations or the performance of any of the covenants, the time stated enters into the consideration and is of the essence of the whole contract.

         12.09 To the extent permitted by applicable law, if the Bank shall refuse to make Advances hereunder because the Bank reasonably believes it is not required to do so, the Bank shall not be liable to the Borrower for any consequential damages resulting therefrom.

         12.10 The Bank and the Borrower do not intend to be partners or joint venturers by reason of the transactions contemplated in the Documents. Notwithstanding any provision in any of the Documents to the contrary, the Borrower has no authority to act for or on behalf of or to legally bind the Bank and the Bank possesses only such authority as is provided by law or in the Documents which authority is intended only to preserve and protect the Obligations and any security therefor.

         12.11 The Obligations, the covenants and the Documents are made under and governed by the laws of the State of South Carolina and the Borrower hereby consents to the jurisdiction of all courts in said State.

         12.12 This Agreement may be executed in several counterparts, each of which shall be an original and all collectively shall constitute but one instrument.

         12.13 The Documents constitute the entire agreement of the parties on the subject matter hereof, and may not be modified except in writing signed by the parties.

         12.14 The Borrower may not assign or otherwise transfer or convey its interest in the Documents.

         IN WITNESS WHEREOF, the undersigned have duly executed and sealed this Agreement as of the 31st day of October, 1998.


                                           WACHOVIA BANK, N.A.

 /s/ Steve D. HeyBoer                      By: /s/ Donald R. Sanders
----------------------------                  ------------------------------
 /s/ Tom S Cullen                             Its: Senior Vice President
----------------------------                      --------------------------


                                           SEA PINES ASSOCIATES, INC.

 /s/ Steve D. HeyBoer                      By: /s/ C. W. Flynn
----------------------------                  ------------------------------
 /s/ Tom S. Cullen                            Its: Chairman
----------------------------                      --------------------------


                                              (CORPORATE SEAL)


                                           SEA PINES COMPANY, INC.

 /s/ Steve D. HeyBoer                      By: /s/ Michael E. Lawrence
----------------------------                  ------------------------------
 /s/ Tom S. Cullen                            Its: President
----------------------------                      --------------------------


                                              (CORPORATE SEAL)

                                   SCHEDULE I
                             COMPLIANCE CERTIFICATE




I.       DEBT SERVICE COVERAGE RATIO CALCULATION (as of __________, 19___)

                                                                                                        Four Quarters
                                                                    Quarter Ended                           Ended

                                                -------       -------      -------       -------        ------------
Net Income (Loss)
Non Cash Expenses - Section IV
                                                -------       -------      -------       -------        ------------
         Total Numerator                        -------       -------      -------       -------        ------------

Current Portion of Long Term Debt                                                                                    *
Current Portion of Capital Leases                                                                                    *
Dividends Paid                                                                                                      **
                                                -------       -------      -------       -------        ------------
         Total Denominator                      -------       -------      -------       -------        ------------

         DEBT SERVICE
         COVERAGE RATIO                                                                                 ============

         Minimum Debt Service
         Coverage Ratio                                                                                      1.25

         Incentive Debt Service
         Coverage Ratio and
         Applicable margins
                               DSC Ratio             Applicable Margin
                               ---------             -----------------
                               < 1.50                1.50% (150 basis points)
                               => 1.50 but <1.75     1.35% (135 basis points)
                               => 1.75               1.25% (125 basis points)


*        Current quarter balances
**       Dividends accrued or paid during the past four quarters

II.      NET WORTH RATIO CALCULATION (as of ____________________, 19__)

         Total Liabilities (including contingent and conditional liabilities) Tangible Net Worth

         NET WORTH RATIO                                     ============

         Maximum Net Worth Ratio                                           2.50

III.     OFFICER CERTIFICATION

         To the best of my knowledge, the loan covenant calculations above are correct and have been prepared in accordance with the definitions included in the Master Credit Agreement. No Event of Default exists under the Master Credit Agreement or any other governing loan document.

                                           SEA PINES ASSOCIATES, INC.

                                           By:
----------------------------                  ------------------------------
Date                                          Its:
                                                  --------------------------



IV.      DEBT SERVICE COVERAGE RATIO CALCULATION (as of ___________, ____)



                                                                                     Four Quarters
                                                         Quarter Ended                   Ended

Non Cash Expenses                       _______    _______    _______    _______     _____________

Depreciation and amortization
Health Care Operations/Sale
Equity Loss in TidePonte Partners
Tax Provision Adjustment
                                        -------    -------    -------    -------     ------------
Total Non Cash Expenses
                                        =======    =======    =======    =======     ============

                                   SCHEDULE II

                                  ASSET RELEASE
                                    SCHEDULE


         Certain of the Collateral, as hereinafter described, shall be released from the lien of the Assignments, Mortgages or other Documents upon request of the Borrower and payment or delivery of the consideration described herein (the "Release Price") in accordance with the following terms and conditions.

         The Bank shall not be obligated to release any Collateral if (i) an Event of Default has occurred under the Master Credit Agreement, (ii) an event has occurred which with the passage of time or the giving of notice the Bank reasonably anticipates would constitute an Event of Default under the Master Credit Agreement, or (iii) the Bank reasonably anticipates that the requested release may result in an Event of Default or cause a Material Adverse Effect under the Master Credit Agreement.

         The Bank reserves the right to apply all Release Price payments to any Note or Notes, in its sole discretion, and, notwithstanding any provision in the Notes, such payments will be applied to the principal balances outstanding under any such Note(s) (and to pay any applicable prepayment charge) unless the Bank chooses, in its sole discretion, to apply such payments to accrued interest or other Obligations. Any payments attributable to Major Groups of Collateral as described in Section I below may also result in a reduction of funds available under the Facilities in the Bank's sole discretion.

         The term "Gross Proceeds" as used in this Asset Release Schedule shall mean the amount equal to the gross sales price payable to the Borrower as stated in the Contract (as defined) from or in connection with any sale or transfer of all or any part of any of the Collateral, including, without limitation, the proceeds of any reserves or escrows (other than those reserves or escrows established by the Borrower).

         The term "Current Obligations" as used in this Asset Release Schedule shall mean the then-current principal amount outstanding and any unfunded commitments under the Obligations (as defined in the Master Credit Agreement) of the Borrower, including, without limitation, in the Bank's sole discretion, estimates of the potential exposure, if any, of the Borrower to the Bank for contingent, conditional and indirect liabilities constituting a portion of said Obligations.

         The term "Contract" as used in this Asset Release Schedule shall mean the applicable contract of sale or purchase agreement including any and all amendments and other related documents pertaining to a sale or other transfer of any Collateral as submitted to the Bank for its review.

         The property references below are abbreviated commonly used descriptions, and the legal descriptions for said parcels are contained in the Mortgages, which descriptions shall be controlling as to actual acreage and location. Certain legal descriptions are indicated by reference to specific exhibits of the Mortgages.

         COLLATERAL TYPES TO BE RELEASED:

         I. Major Groups of Collateral which must be released in the groups indicated below and may not be released separately unless otherwise agreed to by the Bank in its sole discretion:


                  (1) Harbour Town Golf Course (A-2), Clubhouse (A-5), Recreation Area (A-5) and Driving Range (A-3), Conference Center (to be built):

                      Release Price Greater of:

                          75% of Gross Proceeds or 60% of Current Obligations or
                          Note 1 Calculation


                  (2) Ocean Golf Course (A-16), Sea Marsh Golf Course (A-6), and Ocean/Sea Marsh Driving Range (A-28) (to include Collateral connected with the pro shop operations for these courses):

                      Release Price Greater of:

                          75% of Gross Proceeds or 60% of Current Obligations or
                          Note 1 Calculation


Note 1. The Release Price shall be the greater of (a) the above percentage of Gross Proceeds, or (b) the above percentage of Current Obligations, or
         (c) the dollar amount calculated by applying the following formula:

                 75% x (8 x net annual Cash Flow from Collateral being released)

         "Cash Flow" equals operating revenues minus operating expenses, not including depreciation or debt service.


         II. Stock or Assets of Sea Pines Real Estate Company., Inc.:

                      Release Price Greater of:

                             70% of Gross Proceeds or 4% of Current Obligations


         III. Welcome Center/Administrative Building (A-33):

                      Release Price Greater of:

                             80% of Gross Proceeds or 5% of Current Obligations

         IV. Harbour Town Inn (to be built):

                      Release Price Greater of:

                             80% of Gross Proceeds or 20% of Current Obligations


         V. Plantation Club (A-32):

                      Release Price Greater of:

                             80% of Gross Proceeds or 4% of Current Obligations

                  The release of the Plantation Club property will be subject to the Bank's prior approval of a satisfactory alternative plan for providing pro shop facilities for the Ocean Golf Course and/or the Sea Marsh Golf Course if either of those courses are to continue as Collateral following release of the Plantation Club.


         VI. The Bank and the Borrower acknowledge and agree that the Borrower may determine it is in its best financial interest to enter into a joint venture or other development or investment entity for the purpose of developing or improving certain parcels included within the Secured Properties and in that regard the Borrower may be required to contribute to said entity the property to be developed or improved free and clear of the lien of the Mortgages. Subject to the provisions of ss. 9.01(g) and other provisions of the Master Credit Agreement and other Documents and the Bank's approval of the nature of the proposed development or improvements of Secured Properties, the Bank shall release portions of the Secured Properties to be contributed by the Borrower from the lien of the Mortgages upon receipt of a collateral assignment and first security interest in the Borrower's interest in said development or investment entity in such form as may be acceptable to the Bank in its discretion; provided, however, the Bank shall not be required to release the Harbour Town Golf Links Golf Course, the Ocean Course or the Sea Marsh Course or any ancillary or support facilities related thereto or used in connection therewith for said purposes.

         VII. All remaining Collateral except for Trademarks, Trade names, Servicemarks and Logos described in the Assignment of Trademarks, Trade Names, Intangibles and Proprietary Rights dated November 17, 1987, as amended, the rights to the various tournaments held on the Secured Properties, if any, and the various rights described in the Collateral Assignment of Rights and Easements dated November 17, 1987, as amended, all remaining Collateral may be sold at the Borrower's option in the ordinary course of business and shall be released without payment of any Release Price from the liens of the Assignments, Mortgages or other Documents.

         The Bank reserves the right to review this Schedule annually with the Borrower and make such amendments as may be mutually agreed upon as may be necessary to insure that the Bank's collateral position and/or cash flow/debt service coverage have not been or will not be adversely affected.

         All requests for release of Collateral shall be in writing, and accompanied by a release instrument in a form and content approved by the Bank . For all releases for collateral other than as described in section VII above, the Borrower shall also provide a current recordable survey, identifying the parcel or parcels to be released, the Borrower's calculations regarding

Cash Flow and prospective covenant compliance, if applicable, and a copy of the Contract and closing statement signed by an attorney establishing the Gross Proceeds. For approved releases, the release instruments shall be executed and tendered to the Borrower or its purchaser upon receipt by the Bank of the Release Price in certified funds or by fed bank wire. All costs and expenses incurred by the Bank in connection with providing said release to the Borrower including the Bank's attorney's fees shall be paid by the Borrower.

                                   SCHEDULE I
                             COMPLIANCE CERTIFICATE




I.       DEBT SERVICE COVERAGE RATIO CALCULATION (as of __________, 19___)

                                                                                                        Four Quarters
                                                                    Quarter Ended                           Ended

                                                -------       -------      -------       -------        ------------
Net Income (Loss)
Non Cash Expenses - Section IV
                                                -------       -------      -------       -------        ------------
         Total Numerator                        -------       -------      -------       -------        ------------

Current Portion of Long Term Debt                                                                                    *
Current Portion of Capital Leases                                                                                    *
Dividends Paid                                                                                                      **
                                                -------       -------      -------       -------        ------------
         Total Denominator                      -------       -------      -------       -------        ------------

         DEBT SERVICE
         COVERAGE RATIO                                                                                 ============

         Minimum Debt Service
         Coverage Ratio                                                                                      1.25

         Incentive Debt Service
         Coverage Ratio and
         Applicable margins
                               DSC Ratio             Applicable Margin
                               ---------             -----------------
                               < 1.50                1.50% (150 basis points)
                               => 1.50 but <1.75     1.35% (135 basis points)
                               => 1.75               1.25% (125 basis points)


*        Current quarter balances
**       Dividends accrued or paid during the past four quarters

II.      NET WORTH RATIO CALCULATION (as of ____________________, 19__)

         Total Liabilities (including contingent and conditional liabilities) Tangible Net Worth

         NET WORTH RATIO                                     ============

         Maximum Net Worth Ratio                                           2.50

III.     OFFICER CERTIFICATION

         To the best of my knowledge, the loan covenant calculations above are correct and have been prepared in accordance with the definitions included in the Master Credit Agreement. No Event of Default exists under the Master Credit Agreement or any other governing loan document.

                                           SEA PINES ASSOCIATES, INC.

                                           By:
----------------------------                  ------------------------------
Date                                          Its:
                                                  --------------------------



IV.      DEBT SERVICE COVERAGE RATIO CALCULATION (as of ___________, ____)



                                                                                     Four Quarters
                                                         Quarter Ended                   Ended

Non Cash Expenses                       _______    _______    _______    _______     _____________

Depreciation and amortization
Health Care Operations/Sale
Equity Loss in TidePonte Partners
Tax Provision Adjustment
                                        -------    -------    -------    -------     ------------
Total Non Cash Expenses
                                        =======    =======    =======    =======     ============

                                   SCHEDULE II

                                  ASSET RELEASE
                                    SCHEDULE


         Certain of the Collateral, as hereinafter described, shall be released from the lien of the Assignments, Mortgages or other Documents upon request of the Borrower and payment or delivery of the consideration described herein (the "Release Price") in accordance with the following terms and conditions.

         The Bank shall not be obligated to release any Collateral if (i) an Event of Default has occurred under the Master Credit Agreement, (ii) an event has occurred which with the passage of time or the giving of notice the Bank reasonably anticipates would constitute an Event of Default under the Master Credit Agreement, or (iii) the Bank reasonably anticipates that the requested release may result in an Event of Default or cause a Material Adverse Effect under the Master Credit Agreement.

         The Bank reserves the right to apply all Release Price payments to any Note or Notes, in its sole discretion, and, notwithstanding any provision in the Notes, such payments will be applied to the principal balances outstanding under any such Note(s) (and to pay any applicable prepayment charge) unless the Bank chooses, in its sole discretion, to apply such payments to accrued interest or other Obligations. Any payments attributable to Major Groups of Collateral as described in Section I below may also result in a reduction of funds available under the Facilities in the Bank's sole discretion.

         The term "Gross Proceeds" as used in this Asset Release Schedule shall mean the amount equal to the gross sales price payable to the Borrower as stated in the Contract (as defined) from or in connection with any sale or transfer of all or any part of any of the Collateral, including, without limitation, the proceeds of any reserves or escrows (other than those reserves or escrows established by the Borrower).

         The term "Current Obligations" as used in this Asset Release Schedule shall mean the then-current principal amount outstanding and any unfunded commitments under the Obligations (as defined in the Master Credit Agreement) of the Borrower, including, without limitation, in the Bank's sole discretion, estimates of the potential exposure, if any, of the Borrower to the Bank for contingent, conditional and indirect liabilities constituting a portion of said Obligations.

         The term "Contract" as used in this Asset Release Schedule shall mean the applicable contract of sale or purchase agreement including any and all amendments and other related documents pertaining to a sale or other transfer of any Collateral as submitted to the Bank for its review.

         The property references below are abbreviated commonly used descriptions, and the legal descriptions for said parcels are contained in the Mortgages, which descriptions shall be controlling as to actual acreage and location. Certain legal descriptions are indicated by reference to specific exhibits of the Mortgages.

         COLLATERAL TYPES TO BE RELEASED:

         I. Major Groups of Collateral which must be released in the groups indicated below and may not be released separately unless otherwise agreed to by the Bank in its sole discretion:


                  (1) Harbour Town Golf Course (A-2), Clubhouse (A-5), Recreation Area (A-5) and Driving Range (A-3), Conference Center (to be built):

                      Release Price Greater of:

                          75% of Gross Proceeds or 60% of Current Obligations or
                          Note 1 Calculation


                  (2) Ocean Golf Course (A-16), Sea Marsh Golf Course (A-6), and Ocean/Sea Marsh Driving Range (A-28) (to include Collateral connected with the pro shop operations for these courses):

                      Release Price Greater of:

                          75% of Gross Proceeds or 60% of Current Obligations or
                          Note 1 Calculation


Note 1. The Release Price shall be the greater of (a) the above percentage of Gross Proceeds, or (b) the above percentage of Current Obligations, or
         (c) the dollar amount calculated by applying the following formula:

                 75% x (8 x net annual Cash Flow from Collateral being released)

         "Cash Flow" equals operating revenues minus operating expenses, not including depreciation or debt service.


         II. Stock or Assets of Sea Pines Real Estate Company., Inc.:

                      Release Price Greater of:

                             70% of Gross Proceeds or 4% of Current Obligations


         III. Welcome Center/Administrative Building (A-33):

                      Release Price Greater of:

                             80% of Gross Proceeds or 5% of Current Obligations

         IV. Harbour Town Inn (to be built):

                      Release Price Greater of:

                             80% of Gross Proceeds or 20% of Current Obligations


         V. Plantation Club (A-32):

                      Release Price Greater of:

                             80% of Gross Proceeds or 4% of Current Obligations

                  The release of the Plantation Club property will be subject to the Bank's prior approval of a satisfactory alternative plan for providing pro shop facilities for the Ocean Golf Course and/or the Sea Marsh Golf Course if either of those courses are to continue as Collateral following release of the Plantation Club.


         VI. The Bank and the Borrower acknowledge and agree that the Borrower may determine it is in its best financial interest to enter into a joint venture or other development or investment entity for the purpose of developing or improving certain parcels included within the Secured Properties and in that regard the Borrower may be required to contribute to said entity the property to be developed or improved free and clear of the lien of the Mortgages. Subject to the provisions of ss. 9.01(g) and other provisions of the Master Credit Agreement and other Documents and the Bank's approval of the nature of the proposed development or improvements of Secured Properties, the Bank shall release portions of the Secured Properties to be contributed by the Borrower from the lien of the Mortgages upon receipt of a collateral assignment and first security interest in the Borrower's interest in said development or investment entity in such form as may be acceptable to the Bank in its discretion; provided, however, the Bank shall not be required to release the Harbour Town Golf Links Golf Course, the Ocean Course or the Sea Marsh Course or any ancillary or support facilities related thereto or used in connection therewith for said purposes.

         VII. All remaining Collateral except for Trademarks, Trade names, Servicemarks and Logos described in the Assignment of Trademarks, Trade Names, Intangibles and Proprietary Rights dated November 17, 1987, as amended, the rights to the various tournaments held on the Secured Properties, if any, and the various rights described in the Collateral Assignment of Rights and Easements dated November 17, 1987, as amended, all remaining Collateral may be sold at the Borrower's option in the ordinary course of business and shall be released without payment of any Release Price from the liens of the Assignments, Mortgages or other Documents.

         The Bank reserves the right to review this Schedule annually with the Borrower and make such amendments as may be mutually agreed upon as may be necessary to insure that the Bank's collateral position and/or cash flow/debt service coverage have not been or will not be adversely affected.

         All requests for release of Collateral shall be in writing, and accompanied by a release instrument in a form and content approved by the Bank . For all releases for collateral other than as described in section VII above, the Borrower shall also provide a current recordable survey, identifying the parcel or parcels to be released, the Borrower's calculations regarding

Cash Flow and prospective covenant compliance, if applicable, and a copy of the Contract and closing statement signed by an attorney establishing the Gross Proceeds. For approved releases, the release instruments shall be executed and tendered to the Borrower or its purchaser upon receipt by the Bank of the Release Price in certified funds or by fed bank wire. All costs and expenses incurred by the Bank in connection with providing said release to the Borrower including the Bank's attorney's fees shall be paid by the Borrower.




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